SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NUOASIS RESORTS, INC.
             (Exact name of Registrant as specified in its charter)

                                NEVADA 84-1126818
                 (State or other jurisdiction of (IRS Employer
               incorporation or organization) Identification No.)

            4695 MacArthur Court, Suite 530, Newport Beach, CA 92660 (Address of Principal Executive Offices, including ZIP Code)

      Consulting or Fee Agreements with J.L. Lawver Corp., Steven H. Dong,
          Edward Chen, Richard O. Weed, Michael Manson, Morris C. Gore, Jonathan L. Small, James Gordon, Albert Rapuano, John Desbrow, Bryan Lee,
           OTC Communications, Lee Linton and Structure America, Inc.
-------------------------------------------------------------------------------
                            (Full title of the plan)

                 Fred G. Luke, President, NuOasis Resorts, Inc.,
            4695 MacArthur Court, Suite 530, Newport Beach, CA 92660
                     (Name and address of agent for service)

                                 (714) 833-5381
          (Telephone number, including area code, of agent for service)

                                                         [NRI\FS8:APRIL98.FS8]-3


                         CALCULATION OF REGISTRATION FEE

                                                      Proposed              Proposed
                                Amount of              Maximum               Maximum            Amount of
   Title of Securities           Shares               Offering              Aggregate         Registration
    to be Registered        to be Registered     Price Per Share(1)     Offering Price(1)          Fee
------------------------- -------------------- ----------------------  -------------------  ----------------

$.01 par value
Common Stock                           873,000          $.16           $           139,680  $          48.17

$.01 par value
Common Stock                         1,444,000          $.16           $           231,040  $          79.67

$.01 par value
Common Stock                           574,000          $.16           $            91,840  $          31.67

$.01 par value
Common Stock                         1,022,000          $.16           $           163,520  $          56.39

$.01 par value
Common Stock                           262,500          $.16           $            42,000  $          14.48

$.01 par value
Common Stock                           234,000          $.16           $            37,440  $          12.91

$.01 par value
Common Stock                           188,000          $.16           $            30,080  $          10.37

$.01 par value
Common Stock                           184,000          $.16           $            29,440  $          10.15

$.01 par value
Common Stock                         1,134,000          $.16           $           181,440  $          62.57

$.01 par value
Common Stock                           500,000          $.16           $            80,000  $          27.59

$.01 par value
Common Stock                            56,000          $.16           $             8,960  $           3.09

$.01 par value
Common Stock                         3,306,000          $.16           $           528,960  $         182.40

$.01 par value
Common Stock                           187,500          $.16           $            30,000  $          10.34

$.01 par value
Common Stock                         1,125,000          $.16           $           180,000  $          62.07
                   TOTALS           11,090,000          N/A            $         1,774,400  $         611.86


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of the average of the high and low prices per share of the Common Stock reported on the OTC Bulletin Board as of a date within five business days prior to the filing of this Registration Statement.

                                                         [NRI\FS8:APRIL98.FS8]-3

                                   PROSPECTUS

                              NUOASIS RESORTS, INC.
                         4695 MacArthur Court, Suite 530
                             Newport Beach, CA 92660
                                 (714) 833-5381

                       (11,090,000 SHARES OF COMMON STOCK)

     This Prospectus relates to the offer and sale by NuOasis Resorts, Inc., a Nevada corporation (the "Company"), of shares of its $.01 par value per share common stock (the "Common Stock") to certain advisors and consultants (the "Consultants") pursuant to Consulting Agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 11,090,000 shares of Common Stock in consideration for services to be performed under the respective Consulting Agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, there are 873,000 shares being registered for affiliates of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company or anyone of its subsidiaries. An "affiliate" of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If a Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information - Restrictions on Resales").

     The  Common  Stock is traded on the OTC  Bulletin  Board  under the  symbol
"NUOA".

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is April 6, 1998

                                                         [NRI\FS8:APRIL98.FS8]-3

     This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: NuOasis Resorts, Inc., 4695 MacArthur Court, Suite 530, Newport Beach, California 92660; Telephone:
(714) 833-5381.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. Through August 16, 1995, the Company's common stock was traded on the NASDAQ Small CapSM Market under the symbol "NONA". From August 17, 1995 through January 18, 1998, the Company's shares were traded on the Electronic Bulletin Board under the symbol "NONA". Since January 19, 1998, the Company's shares have been trading on the Electronic Bulletin Board under the symbol "NUOA".

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                         [NRI\FS8:APRIL98.FS8]-3

                                TABLE OF CONTENTS


Information Required in the Section 10(a) Prospectus ......................6

Item 1.  Plan Information..................................................6

         General Information...............................................6

         The Company.......................................................6
         Purposes..........................................................6
         Common Stock......................................................6
         The Consultants...................................................6
         No Restrictions on Transfer.......................................6
         Tax Treatment to the Consultants..................................6
         Tax Treatment to the Company......................................7
         Restrictions on Resales...........................................7

Documents Incorporated by Reference and Additional Information.............8

Item 2.  Registrant Information and Employee Plan Annual Information.......8

         Legal Opinion and Experts.........................................8
         Indemnification of Officers and Directors.........................8

Information Required in the Registration Statement.........................9

Item 3.  Incorporation of Documents by Reference...........................9

Item 4.  Description of Securities.........................................9

Item 5.  Interests of Named Experts and Counsel............................9

Item 6.  Indemnification of Directors and Officers.........................9

Item 7.  Exemption from Registration Claimed...............................11

Item 8.  Exhibits..........................................................11

Item 9.  Undertakings......................................................12

Signatures . . . . . . . . ................................................14

Exhibit Index . . . . .....................................................16

                                                         [NRI\FS8:APRIL98.FS8]-3

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS

Item 1.           Plan Information

GENERAL INFORMATION

The Company

         The Company has its principal executive offices at 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 (Telephone: (714) 833-5381).

Purposes

         The Common Stock to be issued by the Company to certain Consultants will be issued pursuant to Consulting Agreements entered into between these Consultants and the Company, which agreements have been approved by the Board of Directors of the Company (the "Board of Directors"). The Consulting Agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements and the Plan have been filed as exhibits to this Registration Statement.

Common Stock

         The Board has authorized the issuance of up to 11,090,000 shares of the Common Stock to the Consultants and upon effectiveness of this Registration Statement.

The Consultants

         The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company.

No Restrictions on Transfer

         The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture.

                                                         [NRI\FS8:APRIL98.FS8]-3

Accordingly, absent a specific contractual provision to the contrary the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultants receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate",
Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales

         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

                                                         [NRI\FS8:APRIL98.FS8]-3

                      DOCUMENTS INCORPORATED BY REFERENCE
                                      AND
                             ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended June 30, 1997, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10- QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: NuOasis Resorts, Inc., 4695 MacArthur Court, Suite 530, Irvine, California 92660: (714) 833- 5381.

Legal Opinion and Experts

         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company. He currently does not own any shares of the Company's common stock.

         The financial statements of NuOasis Resorts, Inc. incorporated by reference in this Prospectus for the year ended June 30, 1997 have been audited by Haskell & White LLP, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                                         [NRI\FS8:APRIL98.FS8]-3

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                  (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

                  (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.                   Description of Securities

         No description of the class of securities (i.e. the $.01 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5.                   Interests of Named Experts and Counsel

         Mr. Weed does not own any shares of the Company's common stock.

Item 6.                   Indemnification of Directors and Officers

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is Sections 78.7502 and 78.751, the text of which is set forth below.

         Section  78.7502.   Discretionary  and  mandatory   indemnification  of
officers, directors, employees and agents: General provisions

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines

                                                         [NRI\FS8:APRIL98.FS8]-3
and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section    78.751.    Authorization    required    for    discretionary
indemnification; advancement of expenses; limitation on indemnification and advancement of expenses

         1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                                                         [NRI\FS8:APRIL98.FS8]-3

         2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  (a)  The  following   exhibits  are  filed  as  part  of  this
         registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

         Exhibit No.      Title

         1.               Not required.
         2.               Not required.
         3.               Not required.
         4.               Not applicable.
         5. Opinion of Richard O. Weed regarding the legality of the securities registered.
         6.               Not required.
         7.               Not required.
         8.               Not required.
         9.               Not required.
         10.              A.        Second Addendum to Consulting Agreement with
                                    J.L. Lawver Corp.(1)
                          B.        Second Addendum to Consulting Agreement with
                                    Steven H. Dong (1)
                          C.        Consulting Agreement with Edward Chen (1)
                          D.        Addendum to Fee Agreement with Richard O.
                                    Weed (1)
                          E.        First Addendum to Fee Agreement with Michael
                                    Manson (1)

                                                         [NRI\FS8:APRIL98.FS8]-3

         Exhibit No.      Title

                          F. Fourth Addendum to Consulting Agreement with Morris C. Gore (1)
                          G. First Addendum to Attorney-Client Fee Agreement with Jonathan L. Small (1)
                          H. Fourth Addendum to Consulting Agreement with James Gordon (1)
                          I. First Addendum to Consulting Agreement with Albert Rapuano (1)
                          J. Fifth Addendum to Consulting Agreement with John Desbrow (1)
                          K.        Consulting Agreement with Bryan Lee (1)
                          L. Third Addendum to Engagement Letter and Fee Agreement with OTC Communications (1)
         11.              Not required.
         12.              Not required.
         13.              Not required.
         14.              Not required.
         15.              Not required.
         16.              Not required.
         17.              Not required.
         18.              Not required.
         19.              Not required.
         20.              Not required.
         21.              Not required.
         22.              Not required.
         23.              Not required.
         24.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.
         24.2             Consent of Haskell & White LLP
         25.              Not applicable.
         26.              Not applicable.
         27.              Not applicable.
         28.              Not applicable.
         29.              Not applicable.
--------------------------------
(1) Exhibit previously filed with Form S-8 effective on or about January 10, 1997 and hereby incorporated by reference.

Item 9.           Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                         [NRI\FS8:APRIL98.FS8]-3

         Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

                  (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                         [NRI\FS8:APRIL98.FS8]-3

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newport Beach, State of California on the 6th day of April, 1998.

                                        NUOASIS RESORTS, INC.
                                        (Registrant)

                                        By:  /s/  Fred G. Luke
                                             ----------------------------------
                                                  Fred G. Luke, President

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

          Signatures          Title          Date
----------------------        --------       -------------
/s/      Fred G. Luke         Director       April 6, 1998
         Fred G. Luke

/s/      Jon L. Lawver        Director       April 6, 1998
----------------------
         Jon L. Lawver

                                                         [NRI\FS8:APRIL98.FS8]-3

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


      Exhibit
     Number in
   Registration                                                                                           Numbered
     Statement                                         Description                                          Page
------------------  --------------------------------------------------------------------------------- -------------

5.                  Opinion of Counsel                                                                       20
10.                 A.       Second Addendum to Consulting Agreement with J.L. Lawver                       n/a
                             Corp. (1)
                    B.       Second Addendum to Consulting Agreement with Steven H.                         n/a
                             Dong  (1)
                    C.       Consulting Agreement with Edward Chen  (1)                                     n/a
                    D.       Addendum to Fee Agreement with Richard O. Weed  (1)                            n/a
                    E.        Second Addendum to Fee Agreement with Michael Manson  (1)                     n/a
                    F.        Fourth Addendum to Fee Agreement with Morris C. Gore  (1)                     n/a
                    G.        First Addendum to Attorney-Client Fee Agreement with                          n/a
                              Jonathan L. Small (1)
                    H.        Fourth Addendum to Fee Agreement with James R. Gordon (1)                     n/a
                    I.        First Addendum to Consulting Agreement with Albert Rapuano                    n/a
                              (1)
                    J.        Fourth and Fifth Addendums to Consulting Agreement with                       n/a
                              John D. Desbrow (1)
                    K.        Consulting Agreement with Bryan Lee (1)                                       n/a
                    L.        Third Addendum to Engagement Letter and Fee Agreement                         n/a
                              with OTC Communications (1)
24.1                Consent of Richard O. Weed to Use of Opinion                                             21
24.2                Consent of Haskell & White LLP                                                           22


-----------------------------------------
(1) Exhibit previously filed with Form S-8 effective on or about January 10, 1997 and hereby incorporated by reference.

                                                         [NRI\FS8:APRIL98.FS8]-3

                                   EXHIBIT 5.

                               OPINION OF COUNSEL



                                  ARCHER & WEED
                             Special Project Counsel

       5140 BIRCH STREET, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (714) 760-7424 FACSIMILE (714) 475-9087

WRITER'S DIRECT NUMBER
      (714) 475-9086

                                 April 6 , 1998


Board of Directors
NuOasis Resorts, Inc.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660


         Re:  Form S-8 Registration Statement Opinion of Counsel


Gentlemen:

         I have acted as a special counsel for NuOasis Resorts, Inc. a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 11,090,000 shares of Common Stock, $.01 par value (the "Common Stock") to consultants of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain consulting agreements (the "Consulting Agreements").

         As special counsel for the Company, I have examined the Company's articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

         In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

NuOasis Resorts, Inc.
April 6, 1998
Page 2

         My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

         In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following: (i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of Nevada; and (vi) NuOasis Resorts, Inc. will be operated in accordance with the terms of its charter documents and the laws of the State of Nevada and the terms of the instruments or documents referred to above.

         Based upon the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

         2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

         3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Consulting Agreements will duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

         4. Based upon the opinion of defense counsel for the Company, there are no suits, proceedings or actions known to me which are threatened or pending against the Company in any court or before or by any governmental body which might materially and adversely affect the business of the Company, its condition (financial or otherwise), business operations, income, properties or business prospects, except as set forth in or contemplated by the Prospectus, or by the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 as filed with the Securities and Exchange Commission.

NuOasis Resorts, Inc.
April 6, 1998
Page 3

         5. No consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Common Stock or, if required, it has been obtained and is in full force and effect.

         I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in Nevada, the state of incorporation of the Company, or in any other jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

         This opinion is furnished by me to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any purpose, other than as set forth in my written consent.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        --------------------------------------
                                             Richard O. Weed

                                  EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                  ARCHER & WEED
                             Special Project Counsel

       5140 BIRCH STREET, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (714) 760-7424 FACSIMILE (714) 475-9087

WRITER'S DIRECT NUMBER
      (714) 475-9086



April 6, 1998

Board of Directors
NuOasis Resorts, Inc.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the April 6, 1998 Form S-8 Registration Statement to be filed by NuOasis Resorts, Inc.

         I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                        Very truly yours,


                                        /s/  Richard O. Weed
                                        --------------------------------------
                                             Richard O. Weed

                                  EXHIBIT 24.2

                         CONSENT OF HASKELL & WHITE LLP



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of NuOasis Resorts, Inc. (formerly, Nona Morelli's II, Inc.) on Form S-8 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-KSB of NuOasis Resorts, Inc. (formerely, Nona Morelli's II, Inc.) for the year ended June 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                        /s/  HASKELL & WHITE LLP
                                        ---------------------------------------
                                             Haskell & White LLP



Newport Beach, California
March 31, 1998